Exhibit 3.1

FIFTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BIODESIX, INC.

David Brunel hereby certifies that:

ONE:    The name of this corporation is Biodesix, Inc. The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was December 23, 2005, under the name Elston Technologies, Inc.

TWO:    He is the duly elected and acting Chief Executive Officer of Biodesix, Inc., a Delaware corporation.

THREE:    The Certificate of Incorporation of this corporation is hereby amended and restated to read in its entirety as follows:

I.

The name of this company is Biodesix, Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A.    The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 336,350,836 shares, 180,000,000 shares of which shall be Common Stock (the “Common Stock”) and 156,350,836 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

B.    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted to Common Stock basis).

C.    700,000 shares of the authorized shares of Preferred Stock are hereby designated “Series A-1 Preferred Stock.” 266,668 shares of the authorized shares of Preferred Stock are hereby designated “Series A-2 Preferred Stock.” 750,000 shares of the authorized shares of Preferred Stock are hereby designated “Series A-3 Preferred Stock” (collectively, with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the “Series A Preferred”). 3,641,817 shares of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock.” 2,998,852 shares of the authorized shares of Preferred Stock are hereby designated “Series B-1 Preferred Stock” (together with the Series B Preferred Stock, the “Combined Series B Preferred”). 2,356,597 shares of the authorized shares of the Preferred Stock are hereby designated “Series C Preferred Stock.” 11,781,710 shares of the authorized shares of the Preferred Stock are hereby designated “Series D Preferred Stock.” 13,972,954 shares of the authorized shares of the Preferred Stock are hereby designated “Series E Preferred Stock.” 19,468,203 shares of the authorized shares of the Preferred Stock are hereby designated “Series F Preferred Stock.” 76,464,035 shares of the authorized shares of the Preferred Stock are hereby designated “Series G Preferred Stock.” 23,950,000 shares of the authorized shares of the Preferred Stock are hereby designated “Series H Preferred Stock.” The Series A Preferred, the Combined Series B Preferred, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are herein together referred to as the “Series Preferred.”

D.    The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1.	DIVIDEND RIGHTS.

(a)    Holders of Series H Preferred Stock, in preference to the holders of the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Company (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series H Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(b)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a), Holders of Series G Preferred Stock, in preference to the holders of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series G Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(c)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a) and Series G Preferred Stock set forth in Section 1(b), holders of Series F Preferred Stock, in preference to the holders of the Series E Preferred Stock, Series D

Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price per annum on each outstanding share they hold of Series F Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(d)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a), Series G Preferred Stock set forth in Section 1(b) and Series F Preferred Stock set forth in Section 1(c), holders of Series E Preferred Stock, in preference to the holders of the Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series E Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(e)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a), Series G Preferred Stock set forth in Section 1(b), Series F Preferred Stock set forth in Section 1(c) and Series E Preferred Stock set forth in Section 1(d), holders of Series D Preferred Stock, in preference to the holders of the Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series D Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(f)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a), Series G Preferred Stock set forth in Section 1(b), Series F Preferred Stock set forth in Section 1(c), Series E Preferred Stock set forth in Section 1(d) and Series D Preferred Stock set forth in Section 1(e), holders of Series C Preferred Stock, in preference to the holders of the Combined Series B Preferred, Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series C Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(g)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a), Series G Preferred Stock set forth in Section 1(b), Series F Preferred Stock set forth in Section 1(c), Series E Preferred Stock set forth in Section 1(d), Series D Preferred Stock set forth in Section 1(e) and Series C Preferred Stock set forth in Section 1(f), holders of Combined Series B Preferred, on a pari passu basis and in preference to the holders of the Series A Preferred or Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series B Preferred Stock and Series B-1 Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(h)    After payment of dividends to the holders of Series H Preferred Stock set forth in Section 1(a), Series G Preferred Stock set forth in Section 1(b), Series F Preferred Stock set forth in Section 1(c), Series E Preferred Stock set forth in Section 1(d), Series D Preferred Stock set forth in Section 1(e), Series C Preferred Stock set forth in Section 1(f) and Combined Series B Preferred set forth in Section 1(g), holders of Series A Preferred, on a pari passu basis and in preference to the holders of the Common Stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8.0% of the applicable Original Issue Price (as such term is defined below) per annum on each outstanding share they hold of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(i)    The “Original Issue Price” shall be $1.15 for the Series H Preferred Stock, $0.75 for the Series G Preferred Stock, $1.50 for the Series F Preferred Stock, $5.00 for the Series E Preferred Stock, $4.00 for the Series D Preferred Stock, $3.00 for the Series C Preferred Stock, $3.20 for the Series B-1 Preferred Stock, $2.75 for the Series B Preferred Stock, $1.142857 for the Series A-1 Preferred Stock, $1.50 for the Series A-2 Preferred Stock and $2.240123 for the Series A-3 Preferred Stock (each such price as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the applicable shares after the filing date hereof).

(j)    So long as any shares of Series H Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series H Preferred Stock unless a dividend is paid simultaneously to each holder of Series H Preferred Stock, pro rata in accordance with the Original Issue Price of the Series H Preferred Stock or (ii) the Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock until all dividends as set forth in Section 1(a) above on the Series H Preferred Stock shall have been paid or declared and set apart for payment.

(k)    So long as any shares of Series G Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series G Preferred Stock unless a dividend is paid simultaneously to each holder of Series G Preferred Stock, pro rata in accordance with the Original Issue Price of the Series G Preferred Stock or (ii) the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock until all dividends as set forth in Section 1(b) above on the Series G Preferred Stock shall have been paid or declared and set apart for payment.

(l)    So long as any shares of Series F Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series F Preferred Stock unless a dividend is paid simultaneously to each holder of Series F Preferred Stock, pro rata in accordance with the Original Issue Price of the Series F Preferred Stock or (ii) the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock until all dividends as set forth in Section 1(c) above on the Series F Preferred Stock shall have been paid or declared and set apart for payment.

(m)    So long as any shares of Series E Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series E Preferred Stock unless a dividend is paid simultaneously to each holder of Series E Preferred Stock, pro rata in accordance with the Original Issue Price of the Series E Preferred Stock or (ii) the Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock until all dividends as set forth in Section 1(d) above on the Series E Preferred Stock shall have been paid or declared and set apart for payment.

(n)    So long as any shares of Series D Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series D Preferred Stock unless a dividend is paid simultaneously to each holder of Series D Preferred Stock, pro rata in accordance with the Original Issue Price of the Series D Preferred Stock or (ii) the Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock until all dividends as set forth in Section 1(e) above on the Series D Preferred Stock shall have been paid or declared and set apart for payment.

(o)    So long as any shares of Series C Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series C Preferred Stock unless a dividend is paid simultaneously to each holder of Series C Preferred Stock, pro rata in accordance with the Original Issue Price of the Series C Preferred Stock or (ii) the Combined Series B Preferred, Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Combined Series B Preferred, Series A Preferred or Common Stock until all dividends as set forth in Section 1(f) above on the Series C Preferred Stock shall have been paid or declared and set apart for payment.

(p)    So long as any shares of Combined Series B Preferred are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Combined Series B Preferred unless a dividend is paid simultaneously to each holder of Series B Preferred Stock or Series B-1 Preferred Stock, pro rata in accordance with the relative Original Issue Prices of such series of Combined Series B Preferred or (ii) the Series A Preferred or Common Stock, or purchase, redeem or otherwise acquire for value any shares of Series A Preferred or Common Stock until all dividends as set forth in Section 1(g) above on the Combined Series B Preferred shall have been paid or declared and set apart for payment.

(q)    So long as any shares of Series A Preferred are outstanding, the Company shall not shall not pay or declare any dividend, whether in cash or property, or make any other distribution on (i) the Series A Preferred unless a dividend is paid simultaneously to each holder of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, pro rata in accordance with the relative Original Issue Prices of such series of Series A Preferred or (ii) the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock, until all dividends as set forth in Section 1(h) above on the Series A Preferred shall have been paid or declared and set apart for payment.

(r)    The restrictions in Sections 1(j), 1(k), 1(l), 1(m), 1(n), 1(o), 1(p) and 1(q) will not apply to:

(i)    acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;

(ii)    acquisitions of Common Stock or Preferred Stock in exercise of the Company’s right of first refusal to repurchase such shares; or

(iii)    distributions to holders of Common Stock or Preferred Stock in accordance with Sections 3 and 4.

(s)    In the event dividends are paid on any share of Series G Preferred Stock, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Series G Preferred Stock (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Series F Preferred Stock, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock and Series G Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Series F Preferred Stock (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Series E Preferred Stock, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Series E Preferred Stock (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Series D Preferred Stock, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Series D Preferred Stock (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Series C Preferred Stock, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock in a per share amount equal (on an as-if-

converted to Common Stock basis) to the amount paid or set aside for each share of Series C Preferred Stock (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Combined Series B Preferred, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Combined Series B Preferred (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Series A Preferred, the Company shall pay an additional dividend on all outstanding shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Combined Series B Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Series A Preferred (on an as-if-converted to Common Stock basis). In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Series Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

(t)    The provisions of Sections 1(j), 1(k), 1(l), 1(m), 1(n), 1(o), 1(p) and 1(q) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 5(f) hereof are applicable, or any repurchase of any outstanding securities of the Company.

2.	VOTING RIGHTS.

(a)    General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

(b)    Separate Vote of Series H Preferred Stock. For so long as any shares of Series H Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series H Preferred Stock shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series H Preferred Stock so as to affect them adversely and in a manner different than other series of Series Preferred.

(c)    Separate Vote of Series G Preferred Stock. For so long as any shares of Series G Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding

Series G Preferred Stock shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series G Preferred Stock so as to affect them adversely and in a manner different than other series of Series Preferred.

(d)    Separate Vote of Series F Preferred Stock. For so long as any shares of Series F Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series F Preferred Stock shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series F Preferred Stock so as to affect them adversely and in a manner different than other series of Series Preferred.

(e)    Separate Vote of Series E Preferred Stock. For so long as any shares of Series E Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series E Preferred Stock shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series E Preferred Stock so as to affect them adversely and in a manner different than other series of Series Preferred.

(f)    Separate Vote of Series D Preferred Stock. For so long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series D Preferred Stock shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series D Preferred Stock so as to affect them adversely and in a manner different than other series of Series Preferred.

(g)    Separate Vote of Series C Preferred Stock. For so long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series C Preferred Stock shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series C Preferred Stock so as to affect them adversely and in a manner different than other series of Series Preferred.

(h)    Separate Vote of Combined Series B Preferred. For so long as any shares of Combined Series B Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Combined Series B Preferred voting together as a single class on an as-if-converted to Common Stock basis shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Combined Series B Preferred so as to affect them adversely and in a manner different than other series of Series Preferred.

(i)    Separate Vote of Series A Preferred. For so long as any shares of Series A Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series A Preferred voting together as a single class on an as-if-converted to Common Stock basis shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise): any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred so as to affect them adversely and in a manner different than other series of Series Preferred.

(j)    Election of Board of Directors.

(i)    The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted to Common Stock basis, shall elect all members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and shall be entitled to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii)    Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or one or more series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by voting for their own designee to fill such vacancy (A) at a meeting of the Company’s stockholders or (B) by written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

3.	LIQUIDATION RIGHTS.

(a)    Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, the holders of Series H Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series H Preferred Stock held by them, an amount per share of Series H Preferred Stock equal to the Original Issue Price of the Series H Preferred Stock plus all declared and unpaid dividends on such Series H Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series H Preferred Stock of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series H Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock, before any distribution or payment shall be made to the holders of any Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, the holders of Series G Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series G Preferred Stock held by them, an amount per share of Series G Preferred Stock equal to the Original Issue Price of the Series G Preferred Stock plus all declared and unpaid dividends on such Series G Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series G Preferred Stock of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series G Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock and payment of the amounts required by Section 3(b) to the holders of Series G Preferred Stock, before any distribution or payment shall be made to the holders of any Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, the holders of Series F Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series F Preferred Stock held by them, an amount per share of Series F Preferred Stock equal to the Original Issue Price of the Series F Preferred Stock plus all declared and unpaid dividends on such Series F Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series F Preferred Stock of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series F Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock, payment of the amounts required by Section 3(b) to the holders of Series G Preferred Stock and payment of the amounts required by Section 3(c) to the holders of Series F Preferred Stock, before any distribution or payment shall be made to the holders of any Series D Preferred Stock, Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, the holders of Series E Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series E Preferred Stock held by them, an amount per share of Series E Preferred Stock equal to the Original Issue Price of the Series E Preferred Stock plus all declared and unpaid dividends on such Series E Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series E Preferred Stock of the liquidation preference set forth in this Section 3(d), then such assets (or consideration) shall be distributed among the holders of Series E Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(e)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock, payment of the amounts required by Section 3(b) to the holders of Series G Preferred Stock, payment of the amounts required by Section 3(c) to the holders of Series F Preferred Stock and payment of the amounts required by Section 3(d) to the holders of Series E Preferred Stock, before any distribution or payment shall be made to the holders of any Series C Preferred Stock, Combined Series B Preferred, Series A Preferred or Common Stock, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series D Preferred Stock held by them, an amount per share of Series D Preferred Stock equal to the Original Issue Price of the Series D Preferred Stock plus all declared and unpaid dividends on such Series D Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series D Preferred Stock of the liquidation preference set forth in this Section 3(e), then such assets (or consideration) shall be distributed among the holders of Series D Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(f)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock, payment of the amounts required by Section 3(b) to the holders of Series G Preferred Stock, payment of the amounts required by Section 3(c) to the holders of Series F Preferred Stock, payment of the amounts required by Section 3(d) to the holders of Series E Preferred Stock and payment of the amounts required by Section 3(e) to the holders of Series D Preferred Stock, before any distribution or payment shall be made to the holders of any Combined Series B Preferred, Series A Preferred or Common Stock, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series C Preferred Stock held by them, an amount per share of Series C Preferred Stock equal to the Original Issue Price of the Series C Preferred Stock plus all declared and unpaid dividends on such Series C Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred Stock of the liquidation preference set forth in this

Section 3(f), then such assets (or consideration) shall be distributed among the holders of Series C Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(g)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock, payment of the amounts required by Section 3(b) to the holders of Series G Preferred Stock, payment of the amounts required by Section 3(c) to the holders of Series F Preferred Stock, payment of the amounts required by Section 3(d) to the holders of Series E Preferred Stock, payment of the amounts required by Section 3(e) to the holders of Series D Preferred Stock and payment of the amounts required by Section 3(f) to the holders of Series C Preferred Stock, before any distribution or payment shall be made to the holders of any Series A Preferred or Common Stock, the holders of Combined Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Combined Series B Preferred held by them, an amount per share of Combined Series B Preferred equal to the applicable Original Issue Price of the Combined Series B Preferred plus all declared and unpaid dividends on such Combined Series B Preferred. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Combined Series B Preferred of the liquidation preference set forth in this Section 3(g), then such assets (or consideration) shall be distributed among the holders of Combined Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(h)    Upon any Liquidation Event, after payment of the amounts required by Section 3(a) to the holders of Series H Preferred Stock, payment of the amounts required by Section 3(b) to the holders of Series G Preferred Stock, payment of the amounts required by Section 3(c) to the holders of Series F Preferred Stock, payment of the amounts required by Section 3(d) to the holders of Series E Preferred Stock, payment of the amounts required by Section 3(e) to the holders of Series D Preferred Stock, payment of the amounts required by Section 3(f) to the holders of Series C Preferred Stock and payment of the amounts required by Section 3(g) to the holders of Combined Series B Preferred, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the applicable Original Issue Price of the Series A Preferred, plus all declared and unpaid dividends on such Series A Preferred. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(h), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(i)    After the payment of the full liquidation preference of the Series Preferred as set forth in Sections 3(a), (b), (c), (d), (e), (f), (g) and (h) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such Acquisition or Asset Transfer), if any, shall be distributed ratably to the holders of the Common Stock and Series Preferred on an as-if-converted to Common Stock basis.

4.	ASSET TRANSFER OR ACQUISITION RIGHTS.

(a)    In the event that the Company is a party to an Acquisition or Asset Transfer (as hereinafter defined), then each holder of Series Preferred shall be entitled to receive, for each share of Series Preferred then held, out of the proceeds of such Acquisition or Asset Transfer, the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(h) or 3(i) above.

(b)    For the purposes of this Section 4: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(c)    In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

5.	CONVERSION RIGHTS.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a)    Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series Preferred Conversion Rate” then in effect for the applicable series of Series Preferred (determined as provided in Section 5(b)) by the number of shares of Series Preferred being converted.

(b)    Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of any series of Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 5(c).

(c)    Series Preferred Conversion Price. The conversion price (the “Series Preferred Conversion Price”) for (i) each series of Series A Preferred shall initially be the Original Issue Price of such series of Series A Preferred, (ii) the Series B Preferred Stock shall initially be the Original Issue Price for the Series B Preferred Stock, (iii) the Series B-1 Preferred Stock shall initially be $2.75, (iv) the Series C Preferred Stock shall be the Original Issue Price for the Series C Preferred Stock, (v) the Series D Preferred Stock shall be the Original Issue Price for the Series D Preferred Stock, (vi) the Series E Preferred Stock shall be the Original Issue Price for the Series E Preferred Stock, (vii) the Series F Preferred Stock shall be the Original Issue Price for the Series F Preferred Stock, (viii) the Series G Preferred Stock shall be the Original Issue Price for the Series G Preferred Stock and (ix) the Series H Preferred Stock shall be the Original Issue Price for the Series H Preferred Stock. Such initial Series Preferred Conversion Price for each series of Series Preferred shall be adjusted from time to time in accordance with this Section 5. All references to the Series Preferred Conversion Price with respect to any series of Series Preferred herein shall mean the Series Preferred Conversion Price for such series of Series Preferred as so adjusted.

(d)    Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the series and number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the holder’s then existing Series Preferred Conversion Price) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e)    Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date of original filing of this Fifteenth Amended and Restated Certificate of Incorporation (the “Original Measurement Date”) the Company effects a subdivision of the outstanding Common Stock, the Series Preferred Conversion Price in effect immediately before that subdivision for each series of Series Preferred shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Measurement Date the Company combines the outstanding shares of Common Stock into a smaller number of shares, the Series Preferred Conversion Price for each series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)    Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Measurement Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock, the Series Preferred Conversion Price for each series of Series Preferred then in effect shall be decreased as of the time of such issuance, as provided below:

(i)    The Series Preferred Conversion Price for each series of Series Preferred shall be adjusted by multiplying each such Series Preferred Conversion Price then in effect by a fraction equal to:

(A)    the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B)    the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii)    If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price for each series of Series Preferred shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii)    If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price for each series of Series Preferred shall be recomputed accordingly as of the close of business on such record date and thereafter such Series Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

(g)    Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Measurement Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such holder’s shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the each Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h)    Certificate of Adjustment. In each case of an adjustment or readjustment of any Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if any series of Series Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Series Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price for such series of Series Preferred at the time in effect, (iii) the number of additional shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of such series of Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(i)    Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of at least 65% of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(j)    Automatic Conversion.

(i)    Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the applicable then-effective Series Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least 65% of the outstanding shares of the Series Preferred voting together as a single class on an as-if-converted to Common Stock basis, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $2.00 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $40,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(ii)    Upon the occurrence of the events specified in Section 5(j)(i) above, the outstanding shares of the applicable series of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of such Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

(k)    Special Mandatory Conversion.

(i)    At any time following the Original Measurement Date, if any holder of Series H Preferred Stock (a) is obligated to purchase additional shares of Series H Preferred Stock in a Mandatory Closing (as defined in the Series H Preferred Stock Purchase Agreement, dated on or about the Original Measurement Date, by and among the Company and the other parties thereto, as such agreement may be amended from time to time (the “Purchase Agreement”)), and (b) such holder does not purchase all of the shares of Series H Preferred Stock that such holder (a “Non-Participating Holder”) is obligated to purchase in such Mandatory Closing pursuant to the Purchase Agreement within four weeks of such Mandatory Closing, then all shares of Series H Preferred Stock held by such Non-Participating Holder shall automatically and without further action on the part of such holder be converted effective upon the business day following the date four weeks after the consummation of such Mandatory Closing (the “Special Mandatory Conversion Date”), into Common Stock at the then effective Series Preferred Conversion Price applicable to the Series H Preferred Stock (the “Special Mandatory Conversion”). Upon conversion pursuant to this subsection 5(k)(i), the shares of Series H Preferred Stock so converted shall be cancelled and not subject to reissuance. Notwithstanding anything to the contrary in this subsection 5(k)(i), no such conversion with respect to the Non-Participating Holder(s) shall occur in connection with the applicable Mandatory Closing if the Board approves the waiver of the effects of this subsection 5(k)(i) with respect to all Non-Participating Holders in such Mandatory Closing.

(ii)    The holder of any shares of Series H Preferred Stock converted pursuant to subsection 5(k)(i) above shall deliver to the Company during regular business hours at its corporate office, or at such other place as may be designated by the Company, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Company. As promptly as practicable thereafter, the Company shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Common Stock to be issued pursuant to subsection 5(k)(i) above and such holder shall be deemed to have become the stockholder of record of the shares of Common Stock issuable upon conversion pursuant to subsection 5(k)(i) above on the Special Mandatory Conversion Date.

(l)    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of conversion.

(m)    Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n)    Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(o)    Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

6.	NO REISSUANCE OF SERIES PREFERRED.

No share or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

V.

A.    The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.    Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.    The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Certificate of Incorporation.

B.    The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C.    The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

VII.

A.    The Company shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify its directors and officers that it has power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

B.    Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

* * * *

FOUR:    This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FIVE:    This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

[SIGNATURE PAGE FOLLOWS]

Exhibit 3.1

BIODESIX, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 29th day of August, 2018.

BIODESIX, INC.

Signature:	/s/ David Brunel
David Brunel
Chief Executive Officer

SIGNATURE PAGE TO FIFTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION